Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 28% INCREASE IN NET INCOME - EPS OF $0.27 vs. $0.22 - ON 20% SALES INCREASE FOR SECOND QUARTER ENDED JANUARY 31, 2012

LITTLE FALLS, New Jersey (March 8, 2012) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 28% increase in net income to a record $7,294,000, or $0.27 per diluted share, on a 20% increase in sales to a record $97,297,000 for the second quarter ended January 31, 2012. This compares with net income of $5,720,000, or $0.22 per diluted share, on sales of $81,021,000 for the second quarter ended January 31, 2011. For the six months ended January 31, 2012, the Company reported net income of $13,514,000, or $0.50 per diluted share, on a 25% increase in sales to $190,559,000. This compares with net income of $10,695,000, or $0.42 per diluted share, on sales of $153,014,000 for the six months ended January 31, 2011. Results for the second quarter and first six months ended January 31, 2012 were inclusive of a $0.02 charge related to an impairment of an investment.

Andrew Krakauer, Cantel’s President and CEO stated, “We are pleased to have delivered record sales and quarterly earnings in the second quarter. These positive results confirm the continued success of our three prong approach to growth which includes investing in new product development, sales and marketing programs and acquisitions. All of these strategies positively affected the results this quarter.”

Krakauer added, “As in the first quarter, our Endoscopy segment, led by our newly acquired Byrne Medical business, had excellent performance as sales increased by 49% and operating profit grew by 86%. Byrne products showed core growth of over 30%, and the acquisition was accretive to earnings. The Byrne business is being integrated with our legacy endoscope reprocessing business under the “Medivators” name to establish the infection control leader in the gastrointestinal (GI) endoscopy market. Integration is going well, and we are pleased that Don Byrne, the visionary founder of Byrne Medical, has become the President of our newly combined Medivators business.

Cantel’s two other largest business segments also performed well. In our Healthcare Disposables unit, sales growth of 17% and improved gross margins resulted in a 49% increase in operating profit. Sales in our Water Purification and Filtration business were 6% higher. However, with effective integration of the Gambro water acquisition and a focus on margin improvement, operating profit in this segment grew by 51%.”

The Company further reported that its balance sheet at January 31, 2012 included current assets of $122,574,000, including cash of $21,689,000, a current ratio of 2.4:1, debt of $108,000,000 and stockholders’ equity of $256,668,000.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash flow and EBITDAS.  When compared with the same quarter last year, our EBITDAS grew by 45% to $18,571,000. Our net debt position improved during the quarter by over $10 million to $86,311,000.”

Cantel Medical Corp. (NYSE:CMN) is a leading provider of infection prevention and control products in the healthcare market. Our products include water purification equipment, sterilants, disinfectants and cleaners, specialized medical device reprocessing systems for endoscopy and renal dialysis, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates and other dialysis supplies, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2012 on Thursday, March 8, 2012 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, March 8, 2012 at 2:00 PM through midnight on May 8, 2012 by dialing 1-877-660-6853 and using passcode #286 and conference ID #390098.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=167618. A replay of the webcast will be available on Vcall for 90 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2012	2011	2012	2011

Net sales	$97,297	$81,021	$190,559	$153,014

Cost of sales	56,476	49,629	111,788	93,430

Gross profit	40,821	31,392	78,771	59,584

Expenses:
Selling	13,270	10,792	26,193	20,423
General and administrative	12,092	10,306	24,194	19,424
Research and development	2,298	1,435	4,443	3,064
Total operating expenses	27,660	22,533	54,830	42,911

Income before interest, other expense and income taxes	13,161	8,859	23,941	16,673

Interest expense	1,000	262	2,031	503
Interest income	(24)	(19)	(54)	(38)
Other expense	605	—	605	—

Income before income taxes	11,580	8,616	21,359	16,208

Income taxes	4,286	2,896	7,845	5,513

Net income	$7,294	$5,720	$13,514	$10,695

Earnings per common share - diluted	$0.27	$0.22	$0.50	$0.42

Dividends per common share	$—	$—	$0.05	$0.04

Weighted average shares - diluted	27,243	26,011	27,084	25,752

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,	July 31,
	2012	2011
Assets
Current assets	$122,574	$111,324
Property and equipment, net	43,716	34,459
Intangible assets, net	75,842	39,191
Goodwill	183,502	134,770
Other assets	3,068	1,699
	$428,702	$321,443

Liabilities and stockholders’ equity
Current portion of long-term debt	$10,000	$—
Other current liabilities	41,573	43,411
Long-term debt	98,000	24,000
Other long-term liabilities	22,461	19,717
Stockholders’ equity	256,668	234,315
	$428,702	$321,443

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and six months ended January 31, 2012 and 2011, respectively, is as follows (in thousands):

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2012	2011	2012	2011

Net income	$7,294	$5,720	$13,514	$10,695

Income taxes	4,286	2,896	7,845	5,513
Interest expense	1,000	262	2,031	503
Interest income	(24)	(19)	(54)	(38)
Other expense	605	—	605	—
Depreciation	1,717	1,666	3,394	3,294
Amortization	2,278	1,406	4,567	2,725
Loss (gain) on disposal of fixed assets	33	2	36	(9)

EBITDA	17,189	11,933	31,938	22,683

Stock-based compensation expense	1,382	917	2,313	1,682

EBITDAS	$18,571	$12,850	$34,251	$24,365

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.